UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 2, 2015 (November 10, 2014)

KALLO INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

675 Cochrane Drive
West Tower, Suite 630
Markham, Ontario
Canada   L3R 0B8
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES.

On November 10, 2014, we approved the issuance of 95,000,000 restricted shares of Series A Preferred stock to the following persons in the following amounts:

NAME	SHARES	VOTES
John Cecil	70,000,000	7,000,000,000
Vince Leitao	20,000,000	2,000,000,000
Lloyd Chiotti	5,000,000	500,000,000

The foregoing Series A Preferred shares were issued in consideration of $950.00.  Each share of Series A Preferred Stock has 100 votes.  The total voting power of the 95,000,000 Series A Preferred shares is 9,500,000,000 votes.  The shares of Preferred stock were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.  All directors are non-US persons and the transaction took place outside the United States of America.

On the same date, 1,000,000 restricted shares of common stock were issued to Samuel Baker in consideration of $10.00.  The foregoing shares of common stock were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.  Mr. Baker is a non-US person and the transaction took place outside the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of March, 2015.

KALLO INC.

BY:	VINCE LEITAO
Vince Leitao, President